Exhibit 99.01

Glu Mobile Reports First Quarter 2008 Financial Results

SAN MATEO, Calif., May 13, 2008 – Glu Mobile Inc. (NASDAQ: GLUU) today announced financial results for the first quarter ended March 31, 2008. Glu reported first quarter consolidated revenue of $20.6 million, compared to $15.7 million in the first quarter of 2007. The GAAP net loss in the first quarter of 2008 was $(6.0) million, or $(0.21) per basic share, compared to a GAAP net loss of $(764,000), or $(0.12) per basic share in the first quarter of 2007.

First quarter 2008 non-GAAP net loss was $(42,000), or $0.00 per basic share, which excludes amortization of intangible assets of $1.8 million, stock-based compensation charges of $2.0 million, the non-equity component of the MIG earnout of $622,000, an impairment of investments in auction-rate securities of $235,000, transitional expenses of $240,000, restructuring charges of approximately $75,000 and a $1.0 million charge related to acquired in-process research and development for the acquisition of Superscape. This compares to a non-GAAP net loss of $(577,000), or $(0.09) per basic share, in the first quarter of 2007 which excludes amortization of intangible assets of $619,000, stock-based compensation charges of $608,000 and a $1.0 million gain on sale of assets.

“Strong sales in the U.S. and China, as well as a rebound in the European market, contributed to a better than expected quarter for us,” said Greg Ballard, president and chief executive officer, Glu. “The integration of MIG and Superscape, our title plan roadmap for the remainder of 2008 and our continued operational discipline position us to increase significantly our global market share in the coming months and quarters.”

A reconciliation of the GAAP net loss and EPS to net loss and EPS on a non-GAAP basis is provided in the GAAP to non-GAAP reconciliations following the Consolidated Statements of Operations.

Glu’s top ten titles represented approximately 43 percent of revenue in the first quarter of 2008, which was down from approximately 57 percent of revenue in the first quarter a year ago. The average revenue per top ten title was $886,000, roughly equal to the first quarter of last year. New titles released in the first quarter of 2008 included Age of Empires III, based on the best selling Microsoft strategy franchise, Solitaire Pop from PlayFirst, as well as key original titles from Glu such as Space Monkey and CrossPix.

“The depth and breadth of our title portfolio drove our record revenue in the quarter, as no title represented more than 10% of revenue and our geographic mix was nicely balanced as well,” said Eric R. Ludwig, Glu’s senior vice president and interim chief financial officer. “We are in the advanced stages of integrating our recent acquisitions and we are already reaping the benefits of our MIG acquisition with strong results in China in the first quarter.  As a result of our solid first quarter results, we are increasing our guidance for revenue and non-GAAP EPS for the 2008 fiscal year.”

Business Outlook

The following forward-looking statements reflect expectations as of May 13, 2008. Results may be materially different and are affected by many factors, such as: consumer demand for mobile entertainment; carriers’ and distributors’ marketing to consumers; carriers’ maintaining their networks and provisioning systems to enable consumer purchases; development delays on Glu’s products; competition in the industry; changes in foreign exchange rates; the value of Glu’s auction-rate securities; Glu’s effective tax rate and other factors detailed in this release and in Glu’s SEC filings.

Second Quarter Expectations — Ending June 30, 2008:

— GAAP revenue is expected to be between $23.5 million and $24.0 million
— Gross margin, excluding amortization, is expected to be approximately 74 percent
— Income taxes are expected to be between $700,000 and $900,000
— GAAP net loss is expected to be between $(6.5) million and $(7.0) million, or $(0.22) and $(0.24) per basic share; weighted average common shares outstanding for the second quarter of 2008 are expected to be approximately 29.5 million basic and 30.5 million diluted
— Non-GAAP net loss is expected to be between $(400,000) and breakeven, or between a loss of $(0.01) and $(0.00) per basic share, which excludes $3.2 million for amortization of intangibles, approximately $2.7 million of anticipated stock-based compensation and MIG earnout expense and approximately $650,000 of anticipated restructuring and transitional expenses

Full Year Expectations — Year Ending December 31, 2008:

— GAAP revenue is expected to be between $96.5 million and $100.0 million
— GAAP net loss is expected to be between $(18.1) million and $(19.2) million, or between $(0.61) to $(0.65) per basic share; weighted average common shares outstanding for the calendar year 2008 are expected to be approximately 29.5 million basic and 31.0 million diluted
— Non-GAAP net income is expected to be between $5.9 million and $7.0 million, or between $0.19 and $0.23 per diluted share, which excludes $11.5 million for amortization of intangibles, approximately $11.2 million of anticipated stock-based compensation and MIG earnout expense, $1.0 million of acquired in process research and development, $235,000 impairment of auction-rate securities and approximately $1.1 million of combined restructuring and transitional expenses

Quarterly Conference Call

Glu will discuss its quarterly results via teleconference at 11:00 a.m. (ET) today, May 13, 2008. To access the call, please dial (888) 803-5681, or if outside the U.S., (706) 643-8823 to access the conference call at least five minutes prior to the 11:00 a.m. (ET) start time. A live webcast and replay of the call will also be available at http://www.glu.com/corp/Pages/investors.aspx under the Investor Calendar and Webcasts menu. An audio replay will be available between 9:00 a.m. (PT), May 13, 2008, and 8:59 p.m. (PT), May 27, 2008, by calling (800) 642-1687, or (706) 645-9291, with conference ID # 44837307.

Use of Non-GAAP Financial Measures

To supplement Glu’s unaudited condensed consolidated financial statements presented in accordance with GAAP, Glu uses certain non-GAAP measures of financial performance. The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. In addition, these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Glu’s results of operations as determined in accordance with GAAP. The non-GAAP financial measures used by Glu include non-GAAP gross profit, non-GAAP operating income (loss), non-GAAP net income (loss) and historical and estimated non-GAAP basic and diluted earnings (loss) per share. These non-GAAP financial measures exclude the following items from Glu’s statement of operations:

— Acquired in-process technology

— Amortization of intangibles

— Stock-based compensation

— Gain on sale of assets

— Impairment of auction-rate securities

— Restructuring

— MIG earnout

— Transitional expenses

Glu may consider whether other significant non-recurring items that arise in the future should also be excluded in calculating the non-GAAP financial measures it uses.

Glu believes that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding Glu’s performance by excluding certain items that may not be indicative of Glu’s core business, operating results or future outlook. Glu’s management uses, and believes that investors benefit from referring to, these non-GAAP financial measures in assessing Glu’s operating results, as well as when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate comparisons of Glu’s performance to prior periods. Non-GAAP financial measures should not be considered in isolation or as a substitute for operating results prepared in accordance with GAAP.

Cautions Regarding Forward Looking Statements

This news release contains forward-looking statements, including those regarding Glu’s “Business Outlook” (“Second Quarter Expectations — Ending June 30, 2008” and “Full Year Expectations — Year Ending December 31, 2008”) and our belief that the integration of MIG and Superscape, our title plan roadmap for the remainder of 2008 and our continued operational discipline position us to increase significantly our global market share in the coming months and quarters. These forward-looking statements are subject to material risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Investors should consider important risk factors, which include: the risks identified under “Business Outlook”; the risk that we are unable to complete successfully the integrations of MIG and Superscape, the risk that our title plan roadmap for the remainder of 2008 is not as successful as we anticipate, the risk that growth of next generation handsets and advanced networks is lower than anticipated; the risk that the company’s recently and newly launched games are less popular than anticipated; the risk that our newly released games of a quality less than desired by reviewers and consumers; the risk that mobile game market is smaller than anticipated; and other risks detailed under the caption “Risk Factors” in the Form 10-K filed with the Securities and Exchange Commission on March 31, 2008. Glu is under no obligation, and expressly disclaims any obligation, to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

About Glu Mobile

Glu (NASDAQ:GLUU) is a leading global publisher of mobile games. Its portfolio of top-rated games includes original titles Super K.O. Boxing!, Stranded and Brain Genius, and titles based on major brands from partners including Atari, Activision, Konami, Harrah’s, Hasbro, Warner Bros., Microsoft, PlayFirst, PopCap Games, SEGA and Sony. Founded in 2001, Glu is based in San Mateo, Calif. and has offices in London, France, Germany, Spain, Italy, Sweden, Poland, Russia, Hong Kong, China, Brazil, Chile, Canada and San Clemente, Calif. Consumers can find high-quality, fresh entertainment created exclusively for their mobile phones wherever they see the ‘g’ character logo or at .

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GLU MOBILE, GLU, SUPER K.O. BOXING!, STRANDED, BRAIN GENIUS and the ‘g’ character logo are trademarks of Glu Mobile.

In the financial tables below, Glu has provided a reconciliation of the most comparable GAAP financial measure to each of the historical non-GAAP financial measures used in this press release.

Glu Mobile Inc.
Consolidated Balance Sheets
(in thousands)
(unaudited)
	March 31,	December 31,
	2008	2007
ASSETS
Cash and cash equivalents	$29,523	$57,816
Short-term investments	1,759	1,994
Accounts receivable, net	22,810	18,369
Prepaid royalties	13,264	10,643
Prepaid expenses and other current assets	3,140	2,589

Total current assets	70,496	91,411
Property and equipment, net	6,194	3,817
Prepaid royalties	7,272	2,825
Other long-term assets	1,165	1,593
Intangible assets, net	29,242	14,597
Goodwill	60,102	47,262

Total assets	$174,471	$161,505

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$11,061	$6,427
Accrued liabilities	503	217
Accrued compensation	3,329	2,322
Accrued royalties	14,354	12,759
Accrued restructuring	2,502	—
Deferred revenues	494	640

Total current liabilities	32,243	22,365
Other long-term liabilities	14,379	9,679

Total liabilities	46,622	32,044

Minority interest in consolidated subsidiaries	975	—
Common stock	3	3
Additional paid-in capital	182,650	179,924
Deferred stock-based compensation	(79)	(113)
Accumulated other comprehensive income	2,735	2,080
Accumulated deficit	(58,435)	(52,433)

Total stockholders’ equity	126,874	129,461

Total liabilities and stockholders’ equity	$174,471	$161,505

Glu Mobile Inc.
Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)
	Three Months Ended
	March 31,
	2008	2007
Revenues	$20,592	$15,698
Cost of revenues:
Royalties	5,488	4,292
Amortization of intangible assets	1,708	552

Total cost of revenues	7,196	4,844

Gross profit	13,396	10,854

Operating expenses:
Research and development	6,520	4,713
Sales and marketing	5,782	3,075
General and administrative	5,395	4,009
Amortization of intangible assets	68	67
Restructuring charge	75	—
Acquired in-process research and development	1,039	—
Gain on sale of assets	—	(1,040)

Total operating expenses	18,879	10,824

Income (loss) from operations	(5,483)	30
Interest and other income/(expense), net:
Interest income	527	166
Interest expense	(10)	(847)
Other income, net	91	159

Interest and other income/(expense), net	608	(522)

Loss before income taxes and minority interest	(4,875)	(492)
Income tax (provision)	(1,130)	(272)
Minority interest in consolidated subsidiaries	3	—

Net loss	(6,002)	(764)
Accretion to preferred stock	—	(17)
Deemed dividend	—	(3,130)

Net loss attributable to common stockholders	$(6,002)	$(3,911)

Net loss per share attributable to common stockholders – basic and diluted:
Net loss	$(0.21)	$(0.12)
Accretion to preferred stock	—	—
Deemed dividend	—	(0.47)

Net loss per share attributable to common stockholders – basic and diluted	$(0.21)	$(0.59)

Weighted average common shares outstanding – basic and diluted	29,146	6,682

Stock-based compensation expense included in:
Research and development	$77	$95
Sales and marketing	1,301	97
General and administrative	594	416

Total stock-based compensation expense	$1,972	$608

Glu Mobile Inc.
GAAP to Non-GAAP Reconciliation
(in thousands, except per share data)
(unaudited)
	Three Months Ended
	March 31, 2008
	GAAP	Adjustments		Non-GAAP
Amortization of intangible assets	1,708	(1,708)		—

Total cost of revenues	7,196	(1,708)		5,488

Gross profit	13,396	1,708		15,104

Research and development	6,520	(127)	a	6,393
Sales and marketing	5,782	(1,959)	a	3,823
General and administrative	5,395	(749)	a	4,646
Amortization of intangible assets	68	(68)		—
Restructuring charge	75	(75)		—
Acquired in-process research and development	1,039	(1,039)		—

Total operating expenses	18,879	(4,017)		14,862

Income/(loss) from operations	(5,483)	5,725		242
Interest and other income, net	608	235	b	843

Income/(loss) before income taxes and minority interest	(4,875)	5,960		1,085

Net loss	(6,002)	5,960		(42)

Net loss attributable to common stockholders	$(6,002)	$5,960		$(42)

Reconciliation of net loss and net loss per share:
Non-GAAP net loss per share – basic and diluted	$(0.21)	$0.21		$—
Shares used in computing basic and diluted net loss per share	29,146			29,146

a – Excluded amount represents stock-based compensation expense, Superscape and MIG transitional expenses and MIG earnout expenses
b – Excluded amount represents impairment of auction-rate securities

Glu Mobile Inc.
GAAP to Non-GAAP Reconciliation
(in thousands, except per share data)
(unaudited)
	Three Months Ended
	March 31, 2007
	GAAP	Adjustments		Non-GAAP
Amortization of intangible assets	552	(552)		—

Total cost of revenues	4,844	(552)		4,292

Gross profit	10,854	552		11,406

Research and development	4,713	(95)	a	4,618
Sales and marketing	3,075	(97)	a	2,978
General and administrative	4,009	(416)	a	3,593
Amortization of intangible assets	67	(67)		—
Gain on sale of assets	(1,040)	1,040		—

Total operating expenses	10,824	365		11,189

Income from operations	30	187		217
Net loss	(764)	187		(577)

Net loss attributable to common stockholders	$(3,911)	$187		$(3,724)

Reconciliation of net loss and net loss per share:
Non-GAAP net loss per share – basic and diluted	$(0.12)	$0.03		$(0.09)
Shares used in computing basic and diluted net loss per share	6,682			6,682

a – Excluded amount represents stock-based compensation expense

In addition to the reasons stated above, which are generally applicable to each of the items Glu excludes from its non-GAAP financial measures, Glu believes it is appropriate to exclude certain items for the following reasons:

Acquired in-process technology. Glu recorded charges for acquired in-process research and development (“IPR&D”), included in its GAAP presentation of operating expense, in connection with the acquisition of iFone and MIG. These amounts were expensed on the acquisition date as the acquired technology had not yet reached technological feasibility and had no future alternative uses. There can be no assurance that acquisition of business, products or technologies in the future will not result in substantial charges for acquired IPR&D. Accordingly, acquired IPR&D are non-recurring and generally unpredictable. Glu believes it is useful to provide, as a supplement to its GAAP operating results, a non-GAAP financial measure that excludes acquired IPR&D.

Amortization of Intangibles. When analyzing the operating performance of an acquired entity, Glu’s management focuses on the total return provided by the investment (i.e., operating profit generated from the acquired entity as compared to the purchase price paid) without taking into consideration any allocations made for accounting purposes. Because the purchase price for an acquisition necessarily reflects the accounting value assigned to intangible assets (including acquired in-process technology and goodwill), when analyzing the operating performance of an acquisition in subsequent periods, Glu’s management excludes the GAAP impact of acquired intangible assets to its financial results. Glu believes that such an approach is useful in understanding the long-term return provided by an acquisition and that investors benefit from a supplemental non-GAAP financial measure that excludes the accounting expense associated with acquired intangible assets.

In addition, in accordance with GAAP, Glu generally recognizes expenses for internally developed intangible assets as they are incurred until technological feasibility is reached, notwithstanding the potential future benefit such assets may provide. Unlike internally developed intangible assets, however, and also in accordance with GAAP, Glu generally capitalizes the cost of acquired intangible assets and recognizes that cost as an expense over the useful lives of the assets acquired (other than goodwill, which is not amortized, and acquired in-process technology, which is expensed immediately, as required under GAAP). As a result of their GAAP treatment, there is an inherent lack of comparability between the financial performance of internally developed intangible assets and acquired intangible assets. Accordingly, Glu believes it is useful to provide, as a supplement to its GAAP operating results, a non-GAAP financial measure that excludes the amortization of acquired intangibles.

Stock-Based Compensation. Glu adopted SFAS 123R, “Share-Based Payment” beginning with its fiscal year 2006. When evaluating the performance of its consolidated results Glu does not consider stock-based compensation charges. Likewise, Glu’s management team excludes stock-based compensation expense from its short and long-term operating plans. In contrast, Glu’s management team is held accountable for cash-based compensation and such amounts are included in its operating plans. Further, when considering the impact of equity award grants, Glu places a greater emphasis on overall shareholder dilution rather than the accounting charges associated with such grants.

Glu believes it is useful to provide a non-GAAP financial measure that excludes stock-based compensation in order to better understand the long-term performance of its business. In addition, given Glu’s adoption of SFAS 123R, “Share-Based Payment” beginning with its fiscal year 2006, Glu believes that a non-GAAP financial measure that excludes stock-based compensation will facilitate the comparison of its year-over-year results.

Gain on Sale of Assets. Glu recognized a gain on sale of assets related to the sale of its ProvisionX software. Under the terms of the agreement, Glu will co-own the intellectual property rights to the ProvisionX software, excluding any alterations or modifications following completion of the sale, by the third party. As this gain is non-recurring, Glu believes it does not reflect Glu’s ongoing operations and that investors benefit from a supplemental non-GAAP financial measure that excludes this gain.

Impairment of Auction-Rate Securities. Glu recorded impairment charges related to its two remaining auction-rate securities (“ARS”) that were deemed to have an other-than-temporary decrease in fair value based on third-party valuation models and other indicative factors. The ARS held by the company are private placement securities with long-term nominal maturities for which the interest rates are reset through a Dutch auction each month. The monthly auctions historically have provided a liquid market for these securities.

If uncertainties in the credit and capital markets continue, these markets deteriorate further or the company experiences additional rating downgrades on its ARS investments in its portfolio, Glu may incur additional impairments which could negatively affect the company’s financial condition, cash flow and reported earnings. Glu believes that the impairments of these investments do not reflect Glu’s ongoing operations and that investors benefit from a supplemental non-GAAP financial measure that excludes these impairments.

Restructuring. Glu undertook a restructuring activity to relocate its France operations from Nice to Paris. The resulting restructuring charge principally consisted of costs associated with employee termination benefits. Glu recorded these costs as an operating expense when it communicated the benefit arrangement to the employee and no significant future services, other than a minimum retention period, were required of the employee in order to earn the termination benefits. Glu believes that the restructuring charge does not reflect the Company’s ongoing operations and that investors benefit from a supplemental non-GAAP financial measure that excludes these charges.

MIG earnout. As part of the acquisition of MIG, Glu committed to pay additional consideration in the form of cash and stock to the MIG shareholders and bonus payments in the form of stock to two officers of MIG, who are also shareholders. The Company will record the estimated contingent consideration and bonuses earned by the two officers as stock-based and non-equity compensation over the two year vesting period ending December 31, 2009. Glu believes that these earnout expenses affect comparability from period to period and that investors benefit from a supplemental non-GAAP financial measure that excludes these charges.

Transitional Costs. Glu has incurred various costs related to the transition and integration of Superscape and MIG into Glu’s operations. Glu recorded these non-recurring costs as operating expenses when they were incurred. Glu believes that these transitional costs affect comparability from period to period and that investors benefit from a supplemental non-GAAP financial measure that excludes these expenses.

CONTACT:
Glu Mobile Inc.
Nicole Kennedy, 650-532-2488
nicole.kennedy@glu.com

or

The Blueshirt Group
Todd Friedman, 415-217-7722 (Investor Relations)
todd@blueshirtgroup.com
Stacie Bosinoff, 415-217-7722 (Investor Relations)
stacie@blueshirtgroup.com